                                                                  Exhibit (a)(3)


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                       TENDER OF SHARES OF COMMON STOCK
                                      OF
                               BERTUCCI'S, INC.

  This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to tender Shares (as defined below) pursuant to the Offer (as defined below) if (i) certificates for shares of common stock, par value $0.005 per share (the "Shares"), of Bertucci's, Inc., a Massachusetts corporation (the "Company"), are not immediately available; (ii) time will not permit all required documents to reach United States Trust Company of New York, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in the Offer to Purchase, dated May 20, 1998 (the "Offer to Purchase")); or (iii) the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail, to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                    UNITED STATES TRUST COMPANY OF NEW YORK

    By Registered or           By Overnight Courier:          By Hand:
     Certified Mail:



                                United States Trust      United States Trust
   United States Trust                Company                  Company
         Company                    of New York              of New York
       of New York           770 Broadway, 13th Floor    111 Broadway, Lower
      P.O. Box 844           New York, New York 10003           Level
  Attn: Corporate Trust        Attn: Corporate Trust    Attn: Corporate Trust
        Services                     Services                 Services
     Cooper Station                                   New York, New York 10006
   New York, New York
       10276-0844

                                   By Facsimile:
                                  (212) 420-6152
                                   (For Eligible
                                Institutions Only)

                               Confirm by Telephone:
                                  (800) 548-6565

  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

  The undersigned hereby tenders to NERC Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of NE Restaurant Company, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in
Section 3 of the Offer to Purchase.

Number of Shares: ___________________     Signature(s): _______________________
Name(s) of Record Holder(s): ________     _____________________________________
_____________________________________     Dated: ______________________  , 1998
        Please Type or Print

Address(es): ________________________     If Shares will be tendered by book_
_____________________________________     entry transfer, check one box and
                             Zip Code     provide account number

Area Code and Tel. No.: _____________
Certificate No(s). (if available): __         [_]The Depository Trust Company
Share Certificates: _________________         [_]Philadelphia Depository Trust
                                              Company
                                          Account Number: _____________________
_____________________________________

                                   GUARANTEE
                   (Not To Be Used For Signature Guarantee)

  The undersigned, a firm which is a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program (each, an "Eligible Institution"), hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates representing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees, and any other required documents, within three Nasdaq National Market trading days after the date hereof.

  The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and the certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm: _________________________________________________________________
Authorized Signature: _________________________________________________________
Title: ________________________________________________________________________
Address: ______________________________________________________________________
______________________________________________________________________________
                                                                       Zip Code
Area Code and Tel. No.: _______________________________________________________
Dated: _________________________________________________________________ , 1998

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD ONLY BE SENT WITH YOUR LETTER OF TRANSMITTAL.